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                                     FORM OF

      AMENDED AND RESTATED BY-LAWS OF THE ASSOCIATED GROUP, INC.
      (As of March 15, 1999)

                                    ARTICLE I
                                     OFFICES

                  The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                                  STOCKHOLDERS

      Section 1.  ANNUAL MEETING.

                  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of the annual meeting. The meeting may be adjourned from time to time and place to place until its business is completed.

      Section 2.  SPECIAL MEETINGS.

                  Unless otherwise prescribed by law or the Certificate of Incorporation, special meetings of the stockholders may only be called pursuant to a resolution approved by a majority of the Board of Directors. Stockholders shall not be entitled to call a special meeting of the stockholders, nor to require the Board of Directors to call such a special meeting. Special meetings of the stockholders may be held at any time and at any place within or without the State of Delaware. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

      Section 3.  NOTICE OF MEETING.

                  Notice of every meeting of the stockholders shall be given in the manner prescribed by law.


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      Section 4.  QUORUM.

                  Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the presence in person or by proxy of stockholders who are entitled to cast at least a majority of the total number of votes entitled to be cast shall constitute a quorum. When a quorum is present at a meeting, a majority of the number of votes entitled to be cast by the stockholders present at the meeting in person or by proxy shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of Delaware, the Certificate of Incorporation or these By-Laws. If a quorum shall fail to attend any meeting, the presiding officer at the meeting may adjourn the meeting to another place, date or time.

      Section 5.  NOMINATION OF DIRECTORS.

                  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at any annual meeting of stockholders only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to vote at such annual meeting and
      (B) who complies with the notice procedures set forth in this Section 5.

                  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be


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      disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 under the Securities Exchange Act of 1934, as now or hereafter amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice
      (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations) are to be made by such stockholder,
      (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and
      (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. If the presiding officer at the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, he shall so declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

      Section 6.  OTHER BUSINESS.

                  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by a stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 6.

                  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.


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                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  Notwithstanding any other provision of these By-Laws, no business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 6, provided, however, that nothing in this Section 6 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures. If the presiding officer at the annual meeting determines that business was not properly brought before the meeting in accordance with the provisions of this Section 6, he shall so declare to the meeting and such business shall not be transacted.

                                 ARTICLE III
                                  DIRECTORS

      Section 1.  POWERS.

                  The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

      Section 2.  REGULAR MEETINGS.


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                  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine.

      Section 3.  SPECIAL MEETINGS.

                  Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the Chairman of the Board, and must be called by the President or any other officer of the Corporation, upon the request of a majority of the directors then in office.

      Section 4.  NOTICE OF MEETINGS.

                  Notice of any meeting of the Board of Directors, other than a regular meeting, shall be given to each director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice shall state the time and place of the meeting but, unless otherwise required by law, the Certificate of Incorporation or these By-Laws, need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

      Section 5.  PARTICIPATION IN MEETINGS BY CONFERENCE
                    TELEPHONE.

                  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

      Section 6.  COMPENSATION OF DIRECTORS.

                  The Board of Directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees and traveling expenses for attendance at all meetings of the Board or of any committee, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors.

      Section 7.  VACANCIES.


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                  Unless otherwise required by law or the Certificate of
      Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

                                  ARTICLE IV
                                   OFFICERS

      Section 1.  NUMBER.

                  The officers of the Corporation shall be elected by the Board of Directors. Such officers shall initially be elected as soon as is convenient by the Board of Directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following any annual meeting of stockholders. The officers shall be a Chairman of the Board, a President, such number of Vice Presidents as the Board of Directors may from time to time determine, a Secretary, an Assistant Secretary, and a Treasurer. The Chairman of the Board shall be the chief executive officer. Any person may hold two or more offices at the same time. The Chairman of the Board shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

      Section 2.  ADDITIONAL OFFICERS.

                  The Board of Directors may appoint such other officers, agents and employees as it shall deem appropriate.

      Section 3.  TERMS OF OFFICE.

                  Each officer of the Corporation shall hold his respective office until his successor is elected and qualified or until his earlier resignation or removal. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may elect a successor; provided that if action is taken to remove the Chairman, the President, the Secretary, the Treasurer or any Vice President, the notice of meeting or waiver of notice thereof shall state that one of the purposes of the meeting was to consider and take action to remove such officer.

      Section 4.  DUTIES.


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                  The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the chief executive officer and without limiting the generality of the foregoing, the following officers shall have the following powers and duties:

                        (a) Chairman of the Board. The Chairman of the Board,
            when present, shall preside at all meetings of the stockholders and of the Board of Directors, and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.

                        (b) President. The President shall be the chief
            executive officer of the Corporation, shall be charged with general supervision of the affairs of the Corporation, shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence or disability of the Chairman of the Board preside at all meetings of the stockholders and of the Board of Directors if he is a director, and shall perform such other duties as the Board of Directors may prescribe from time to time.

                        (c) Vice Presidents. The Vice President or Vice
            Presidents shall perform such duties as the Board of Directors may prescribe from time to time.

                        (d) Secretary. The Secretary or in his absence an
            Assistant Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall perform such other duties as the Board of Directors may prescribe from time to time.

                        (e) Treasurer. The Treasurer shall have the care and
            custody of the moneys, funds, valuable papers and documents of the Corporation and shall have all the powers and duties commonly incident to his office. He may endorse for deposit or collection all checks, notes, etc., payable to the Corporation or to its order. In addition to the foregoing, the Treasurer shall have such other duties as may be prescribed by the Board of Directors from time to time.

      Section 5.  COMPENSATION.


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                  The compensation of the Chairman of the Board, President, all
      Vice Presidents, the Secretary and Treasurer shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same. The compensation of Assistant Secretaries and Assistant Treasurers may be fixed by the Chairman of the Board, or in his absence, the President or, if there is no President, by the then senior executive officer of the Corporation or the Board of Directors.

                                  ARTICLE V
                                CAPITAL STOCK

      Section 1.  CERTIFICATES OF STOCK.

                  Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any of such signatures and the corporate seal affixed to any stock certificate may be in facsimile.

                  In case any officer who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation or its transfer agent with the same effect as if he were such officer on the date of issue.

      Section 2.  TRANSFER OF STOCK.

                  Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

                  The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

      Section 3.  LOST CERTIFICATES.

                  In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the


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      Board of Directors or by the Chairman of the Board or the President if the
      Board of Directors does not do so.

                                  ARTICLE VI
                              BOOKS AND RECORDS

                  Unless otherwise expressly required by the laws of Delaware, the books and records of the Corporation may be kept outside of Delaware.

                                 ARTICLE VII
                              WAIVER OF NOTICES

                  Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders' meeting and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute, the Certificate of Incorporation or these By-Laws.

                                 ARTICLE VIII
                               INDEMNIFICATION

      Section 1.  POWER TO INDEMNIFY IN ACTIONS, SUITS OR
                     PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT
                  OF THE CORPORATION.

                  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the


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      Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

                  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 3.  AUTHORIZATION OF INDEMNIFICATION.

                  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
      (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

      Section 4.   GOOD FAITH DEFINED.

                  For purposes of any determination under Section 3 of this
      Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed


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      to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (a) the records (including without limitation books of account) of the Corporation or another enterprise; (b) such information, opinions, reports or statements presented to the Corporation or another enterprise by (i) any of the officers, employees or Board committees of the Corporation or another enterprise in the course of their duties, (ii) an independent certified public accountant or (iii) any other person as to matters he reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or another enterprise or (c) the advice of legal counsel for the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this
      Article VIII, as the case may be.

      Section 5.  INDEMNIFICATION BY A COURT.

                  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery (or, if so provided by law, any other court of competent jurisdiction) in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by such court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this
      Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

      Section 6.  EXPENSES PAYABLE IN ADVANCE.

                  Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall


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      ultimately be determined that he is not entitled to be indemnified by the
      Corporation as authorized in this Article VIII.

      Section 7.  NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF
      EXPENSES.

                  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this
      Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

      Section 8.  INSURANCE.

                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

      Section 9.  CERTAIN DEFINITIONS.

                  For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII,


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      references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

      Section 10.  SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators and other legal representatives of such a person.

      Section 11.  LIMITATION ON INDEMNIFICATION.

                  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

      Section 12.  INDEMNIFICATION OF EMPLOYEES AND AGENTS.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

      Section 13.  CONTRACT RIGHT

                  The foregoing provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article VIII is in effect, and any repeal or modification of this Article VIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.


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                                  ARTICLE IX
                                     SEAL

                  The corporate seal shall bear the name of the Corporation, the date 1981 and the words "Corporate Seal Delaware."